Exhibit 99.1

Amneal Agrees to Acquire Kashiv BioSciences to Create Global Biosimilar Leader;

Reports Strong Preliminary First Quarter 2026 Financial Results and Raises FY2026 Standalone Guidance

– Acquisition Positions Amneal to Capitalize on $300B+ Global Biologics LOE Opportunity –

– Transaction Accelerates Growth Profile and Diversification –

– Preliminary Q1 Results Reflect Continued Growth and Raising 2026 Full Year Guidance –

– Company to Host Investor Conference Call Today at 8:30 a.m. EST –

BRIDGEWATER, N.J., April 22, 2026 - Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX) (“Amneal” or the “Company”), a diversified, global biopharmaceutical leader focused on expanding access to affordable and innovative medicines, today announced that it has entered into a definitive agreement to acquire 100% of Kashiv BioSciences, LLC (“Kashiv”) in a transaction with consideration that includes $375 million of cash and $375 million of equity payable at closing, plus up to $350 million in potential payments based on the achievement of certain regulatory milestones, potential royalties based on commercial milestones, and funding of operations through closing.

Kashiv is among a select group of U.S.-based companies with proven end-to-end biosimilars capabilities across development and manufacturing, and a robust pipeline. This transaction will establish a scaled, fully integrated global biosimilars platform at a pivotal moment, ahead of a more than $300 billion projected global biologics loss-of-exclusivity wave over the next decade, accelerating growth and meaningfully extending and diversifying Amneal’s long-term growth profile.

“As biosimilar adoption accelerates and the industry enters an unprecedented period of biologic loss of exclusivity, we see a compelling opportunity to establish leadership and scale in a rapidly expanding market,” said Chirag Patel, Co-Founder and Co-Chief Executive Officer of Amneal. “With Kashiv, Amneal becomes a fully integrated global biosimilars leader at the forefront of the next wave of U.S. affordable medicines. This acquisition is a natural next step in our strategy to build a leading, diversified biopharmaceutical company, and we are confident it will drive accelerated growth and long-term value creation.”

“This acquisition establishes Amneal as a fully integrated global biosimilar platform at scale,” said Chintu Patel, Co-Founder and Co-Chief Executive Officer of Amneal. “By combining Kashiv’s deep R&D and manufacturing capabilities with our commercial strength, we are creating a differentiated platform well-positioned to deliver a strong and consistent cadence of biosimilar launches going forward. Together, we will expand access to high-quality, affordable biologic medicines for patients while driving long-term growth.”

“We are thrilled to combine Kashiv’s highly complementary portfolio and capabilities with Amneal at this critical inflection point for the biosimilar market, particularly in the U.S.,” said Dr. Sandeep Athalye, Chief Executive Officer at Kashiv. “Our companies share a deep-rooted commitment to high-quality, complex medicines, and this transaction builds on the meaningful work we have accomplished through our collaboration of more than ten years. We look forward to building on our proven track record of product approvals and advancing our biosimilars pipeline as we work together to expand patient access to life-changing therapies.”

The transaction is subject to approval by Amneal shareholders, receipt of regulatory approvals and satisfaction of customary closing conditions, and is expected to close in the second half of 2026.

Compelling Strategic and Financial Benefits:

•

Highly strategic and complementary transaction at a pivotal moment of market inflection. More than $300 billion of global biologics are expected to lose exclusivity over the next decade. As biosimilars expand access to biologics and deliver meaningful savings, adoption is accelerating across physicians, patients and payers. Kashiv’s R&D and manufacturing capabilities complement Amneal’s commercial scale, creating an integrated leader well positioned to lead in the next wave of affordable medicines.

•

Establishes an integrated biosimilar platform enabling multiple new biosimilars launches each year. The combination enhances speed to market, enables parallel development and commercialization, and enhances Amneal’s competitiveness. By 2030, Amneal expects to have more than 12 commercial biosimilars and over 20 more products in the pipeline.

•	Diversifies and extends Amneal’s strong, durable growth profile into the 2030s. The transaction expands biosimilars long-term growth within Affordable Medicines, alongside Specialty and AvKARE.

•

Transaction is highly synergistic, with $400M to $500M in expected financial benefits. The transaction reflects a balanced mix of upfront cash and equity, as well as potential success-based consideration over time. There is a minimal impact to the leverage profile and a clear path to deleveraging to below 3x net leverage by 2028. The transaction is expected to provide substantial financial synergies through the elimination of upcoming milestone and royalty obligations through 2030 and unlocks incremental tax and structural benefits over time.

Amneal Reports Preliminary First Quarter 2026 Results and Raises 2026 Full Year Guidance

In connection with announcing the transaction, Amneal is reporting certain unaudited preliminary financial results for the first quarter ended March 31, 2026 and raising 2026 full year standalone guidance, reflecting very strong performance and continuing momentum.

“Amneal delivered a very strong start to 2026, reflecting the strength of our diversified business and multiple growth drivers across the portfolio. Our Specialty business continues to perform exceptionally well, led by CREXONT® and the recent launch of BREKIYA® autoinjector, alongside a strong cadence of key launches in Affordable Medicines. We are entering the Kashiv transaction from a position of strength, at a time when we see an extended period of accelerated growth ahead with no shortage of opportunities across our core businesses. Combined with our very strong first quarter results, we are pleased to increase our full year 2026 guidance,” said Chirag and Chintu Patel, Co-Founders and Co-Chief Executive Officers of Amneal.

Unaudited Financial Results for the Three Months Ended March 31,

($ in millions, except per share amounts in the table below)

	2026 (Preliminary)	2025	Change
Consolidated net revenue	$723	$695	4%
Affordable Medicines net revenue	$423	$415	2%
Specialty net revenue	$133	$108	23%
AvKARE net revenue	$166	$172	(4)%
Gross margin	44.3%	36.8%	750 bps
Adjusted gross margin (1)	48.2%	43.1%	510 bps
Net income	$78	$25	217%
Adjusted EBITDA(1)	$202	$170	19%
Diluted EPS	$0.19	$0.04	375%
Adjusted diluted EPS (1)	$0.27	$0.21	29%

(1)	Refer to “Non-GAAP Financial Measures” section and accompanying GAAP to non-GAAP reconciliation tables for more information.

First quarter 2026 Affordable Medicines net revenue of $423 million increased 2% compared to the prior year, reflecting strong performance of the complex portfolio, including Women’s Health and ADHD medicines. Specialty net revenue of $133 million increased 23% compared to the prior year, including CREXONT® ($21 million), Brekiya® ($5 million), RYTARY® ($44 million), and UNITHROID® ($36 million). AvKARE net revenue of $166 million declined 4% as growth in the government channel was offset by decline in the low margin distribution channel. This continued portfolio shift drove a 750 basis point and 510 basis point increase in gross margin and adjusted gross margin, respectively, in the first quarter of 2026, compared to the prior year.

Amneal’s preliminary financial results are based on the most recent information available to the Company’s management. Such preliminary financial results are forward-looking statements. Actual results may differ from these preliminary financial results due to the completion of the Company’s financial close procedures, final accounting adjustments and other developments that may arise between the date of this press release and the time that financial results for the first quarter of 2026 are finalized, and such differences may be material. The preliminary financial results for the first quarter of 2026 are not necessarily indicative of the results to be achieved in any future period. The Company presents GAAP and adjusted (non-GAAP) quarterly results. Please refer to the “Non-GAAP Financial Measures” section and the accompanying GAAP to non-GAAP reconciliation tables for more information.

Raising Full Year 2026 Financial Guidance

The Company is raising its previously provided full year 2026 standalone guidance.

	2026 Updated Guidance	2026 Prior Guidance
Net revenue	$3.05 billion - $3.15 billion	$3.05 billion - $3.15 billion
Adjusted EBITDA (1)	$740 million - $770 million	$720 million - $760 million
Adjusted diluted EPS (2)	$0.95 - $1.05	$0.93 - $1.03
Operating cash flow (3)	$350 million - $400 million	$325 million - $375 million
Operating cash flow, excluding discrete items (4)	$375 million - $425 million	$350 million - $400 million
Capital expenditures (5)	~$110 million	~$110 million

(1)	Includes 100% of adjusted EBITDA from AvKARE. See also “Non-GAAP Financial Measures” below.
(2)	Accounts for 35% non-controlling interest in AvKARE. 2026 guidance assumes ~330 million weighted-average diluted shares outstanding for the year ending December 31, 2026.
(3)	Represents cash provided by operating activities.
(4)	Excludes discrete items such as legal settlement payments.
(5)	Reflects estimated capital expenditures, net of expected contributions from an alliance party.

Amneal’s 2026 estimates are based on management’s current expectations, including with respect to prescription trends, pricing levels, the timing of future product launches, the costs incurred and benefits realized of restructuring activities, and our long-term strategy. The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable measures in accordance with GAAP without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses and benefits, asset impairments, legal settlements, and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.

Investor Call Today

Amneal will host a conference call and live webcast at 8:30 am Eastern Time today, April 22, 2026, to discuss the announced acquisition, preliminary first quarter 2026 results, and updated standalone guidance. The live webcast and presentation will be accessible through the Investor Relations section of the Company’s website at https://investors.amneal.com. To access the call through a conference line, dial 1 (833) 461-5787 (in the U.S.) with access code 458312872. A replay of the conference call will be posted shortly after the call. For a list of toll-free international numbers, visit this website: https://help.events.q4inc.com/eahc/international-dial-in-numbers.

The previously scheduled May 1, 2026 earnings call has been cancelled and moved to today.

Investor Presentation

Amneal has made available on its website a presentation designed to accompany the foregoing announced acquisition and preliminary first quarter 2026 results, along with certain supplemental financial information and other data. Interested parties may access this information through the Amneal Investor Relations website at https://investors.amneal.com.

Advisors

Goldman Sachs & Co. LLC is serving as financial advisor and Richards, Layton & Finger, P.A. is serving as legal counsel to the Committee of Independent Directors of the Board of Directors. Simpson Thacher & Bartlett LLP is serving as legal counsel, among other financial and compliance advisors, to Amneal.

J.P. Morgan Securities LLC is serving as financial advisor and Holland & Knight LLP is serving as legal counsel to Kashiv.

About Amneal

Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX), headquartered in Bridgewater, New Jersey, is a diversified, global biopharmaceutical leader focused on expanding access to affordable and innovative medicines. Amneal was founded in 2002 by brothers and co-CEOs Chirag and Chintu Patel and built on the belief that innovation only matters if it’s accessible. Today, Amneal has a diverse and growing portfolio of approximately 300 complex generic, specialty and biosimilar medicines, delivering more than 160 million prescriptions annually, primarily in the United States. Our Affordable Medicines segment spans retail generics, injectables, and biosimilars. Our Specialty segment provides branded treatments in neurology, including Parkinson’s disease and migraine, and endocrinology. Our AvKARE segment distributes pharmaceuticals and medical products to U.S. federal, retail, and institutional customers. For additional information, please visit amneal.com and follow us on LinkedIn.

About Kashiv BioSciences

Kashiv BioSciences, LLC is a vertically integrated biopharmaceutical company with numerous commercial and advanced clinical-stage assets and is among the few U.S.-based companies to both manufacture and receive marketing authorization for multiple biosimilars. Kashiv BioSciences, LLC in the U.S., together with its subsidiaries in India (collectively, “Kashiv BioSciences”) operates with robust infrastructure and highly skilled teams that provide global R&D, clinical, manufacturing, regulatory, and IP capabilities. Kashiv BioSciences believes that its people, partners, and shared purpose fuel its work to advance patient care and access to important medicines. For additional information, please visit kashivbiosciences.com and follow Kashiv BioSciences on LinkedIn.

Cautionary Statement on Forward-Looking Statements

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “hope,” “hopeful,” “likely,” “may,” “optimistic,” “possible,” “potential,” “preliminary,” “project,” “should,” “will,” “would” or the negative or plural of these words or similar expressions or variations.

Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance, and include statements regarding the transaction agreement and the transaction, including the expected time period to consummate the transaction, the anticipated benefits (including synergies) of the transaction and integration and transition plans, the transaction’s closing date, opportunities and anticipated future performance (including pro forma combined performance), expectations regarding non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted net income, adjusted diluted EPS, adjusted gross margin, net debt, gross leverage and net leverage, our ability to become America’s top affordable medicines company, statements regarding the global biosimilars and affordable medicines markets and the company’s position and opportunities therein and our ability to expand internationally, and statements regarding our business and results of operations.

Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others (i) the completion of the proposed transaction on the anticipated terms and timing; (ii) the satisfaction of other conditions to the completion of the proposed transaction, including obtaining required shareholder and regulatory approvals; (iii) the risk that the Company’s stock price may fluctuate during the pendency of the proposed transaction and may decline if the proposed transaction is not completed; (iv) potential litigation relating to the proposed transaction that could be instituted against the Company or its directors, managers or officers, including the effects of any outcomes related thereto; (v) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations, including during the pendency of the proposed transaction; (vi) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters; (vii) legislative, regulatory and economic developments; (viii)

unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or global pandemics, as well as management’s response to any of the aforementioned factors; (ix) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (x) unexpected costs, liabilities or delays associated with the transaction; (xi) the response of competitors to the transaction; (xii) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; and (xiii) other risks set forth under the heading “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2025 and in our subsequent filings with the Securities and Exchange Commission.

You should not rely upon forward-looking statements as predictions of future events. Our actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Additional Information and Where to Find It

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of Kashiv BioSciences, LLC by Amneal Pharmaceuticals, Inc. In connection with this proposed acquisition, Amneal Pharmaceuticals, Inc. plans to file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document that Amneal Pharmaceuticals, Inc. may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF AMNEAL PHARMACEUTICALS, INC. ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Amneal Pharmaceuticals, Inc. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Amneal Pharmaceuticals, Inc. through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Amneal Pharmaceuticals, Inc. will be available free of charge on Amneal Pharmaceuticals, Inc.’s internet website at www.amneal.com or upon written request to: Amneal Pharmaceuticals, Inc., Investor Relations, 400 Crossing Boulevard, 3rd Floor, Bridgewater, NJ 08807 or by email to invest@amneal.com.

Participants in Solicitation

Amneal Pharmaceuticals, Inc., its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Amneal Pharmaceuticals, Inc. is set forth in its proxy statement for its 2026 annual meeting of stockholders, which was filed with the SEC on March 25, 2026. To the extent that holdings of Amneal Pharmaceuticals, Inc.’s securities by its directors or executive officers have changed since the amounts set forth in Amneal Pharmaceuticals, Inc.’s proxy statement for its 2026 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated below.

Amneal Pharmaceuticals, Inc.

Investor Relations

400 Crossing Boulevard, 3rd Floor

Bridgewater, NJ 08807

invest@amneal.com

amneal.com

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted net income, adjusted diluted EPS, adjusted gross margin, net debt, gross leverage and net leverage, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP.

Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management’s performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations, cash flows, net leverage and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to any measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

A reconciliation of each historical non-GAAP measure to the most directly comparable GAAP measure is set forth below.

Amneal Contacts

Anthony DiMeo

VP, Investor Relations

anthony.dimeo@amneal.com

Brandon Skop

Sr. Director, Corporate Communications & Media

brandon.skop@amneal.com

Kashiv Contact

Ross Oehler

Chief Legal Officer

ross.oehler@kashivbio.com

Amneal Pharmaceuticals, Inc.

Non-GAAP Reconciliations

(unaudited, in thousands)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2026 (Preliminary)	2025
Net income	$78,000	$24,618
Adjusted to add:
Interest expense, net	53,361	56,939
Provision for income taxes	2,176	12,868
Depreciation and amortization	43,191	60,159

EBITDA (Non-GAAP)	$176,728	$154,584

Adjusted to add (deduct):
Stock-based compensation expense	8,816	7,128
Acquisition, site closure, and idle facility expenses (1)	5,682	1,241
Restructuring and other charges	499	571
Loss on refinancing	3,510	—
Charges related to legal matters, net	694	—
Asset impairment charges	—	68
Foreign exchange loss (gain)	7,800	(4,247)
(Decrease) increase in tax receivable agreement liability	(2,333)	10,687
Other	614	(54)

Adjusted EBITDA (Non-GAAP)	$202,010	$169,978

Amneal Pharmaceuticals, Inc.

Non-GAAP Reconciliations

(unaudited, in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted Net Income and

Calculation of Adjusted Diluted Earnings Per Share

	Three Months Ended March 31,
	2026 (Preliminary)	2025
Net income	$78,000	$24,618
Adjusted to add (deduct):
Non-cash interest	6,737	334
GAAP provision for income taxes	2,176	12,868
Amortization	29,021	44,274
Stock-based compensation expense	8,816	7,128
Acquisition, site closure, and idle facility expenses (1)	5,682	1,227
Restructuring and other charges	499	571
Loss on refinancing	3,510	—
Charges related to legal matters, including interest, net	1,450	—
Asset impairment charges	—	68
(Decrease) increase in tax receivable agreement liability	(2,333)	10,687
Other	614	(44)
Provision for income taxes (2)	(28,755)	(22,765)
Net income attributable to non-controlling interests	(15,744)	(12,423)

Adjusted net income (Non-GAAP)	$89,673	$66,543

Weighted average diluted shares outstanding (Non-GAAP) (3)	328,933	323,961
Diluted earnings per share (GAAP)	$0.19	$0.04

Adjusted diluted earnings per share (Non-GAAP)	$0.27	$0.21

Amneal Pharmaceuticals, Inc.

Non-GAAP Reconciliations

(unaudited)

Explanations for Reconciliation of Net Income to EBITDA and Adjusted EBITDA and

Reconciliation of Net Income to Adjusted Net Income and Calculation of Adjusted Diluted Earnings Per Share

(1)

Acquisition, site closure, and idle facility expenses for the three months ended March 31, 2026 (preliminary) primarily included acquisition costs associated with the announced acquisition of Kashiv BioSciences, LLC and rent for vacated properties. Acquisition, site closure, and idle facility expenses for the three months ended March 31, 2025 primarily included costs related to a planned facility closure and rent for vacated properties.

(2)	The non-GAAP effective tax rates for the three months ended March 31, 2026 (preliminary) and 2025 were 24.3% and 25.5%, respectively.

(3)

Weighted average diluted shares outstanding for the three months ended March 31, 2026 (preliminary) and 2025 consisted of fully diluted Class A common stock (inclusive of the effect of dilutive securities).

Amneal Pharmaceuticals, Inc.

Non-GAAP Reconciliations

(unaudited, in thousands, except leverage)

Calculation of Net Debt, Gross Leverage, and Net Leverage

	March 31, 2026 (Preliminary)	December 31, 2025
Term Loan Due 2032	$2,089,500	$2,094,750
Senior Notes Due 2032	600,000	600,000

Gross debt (1)	$2,689,500	$2,694,750
Less: Cash and cash equivalents	197,656	282,029

Net debt (Non-GAAP)	$2,491,844	$2,412,721

	Last Twelve Months Ended March 31, 2026 (Preliminary)	Year Ended December 31, 2025
Adjusted EBITDA (Non-GAAP) (2)	$720,447	$688,415

Gross leverage (Non-GAAP) (3)	3.7x	3.9x

Net leverage (Non-GAAP) (4)	3.5x	3.5x

(1)	See “Note 14. Debt” in the Company’s 2025 Annual Report on Form 10-K for additional information.

(2)	See “Reconciliation of Net Income to EBITDA and adjusted EBITDA” below.

(3)	Gross leverage was calculated by dividing gross debt by adjusted EBITDA.

(4)	Net leverage was calculated by dividing net debt by adjusted EBITDA.

Amneal Pharmaceuticals, Inc.

Non-GAAP Reconciliations

(unaudited, in thousands)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended				Last Twelve Months Ended
	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026 (Preliminary)	March 31, 2026 (Preliminary)
Net income	$35,610	$18,132	$49,573	$78,000	$181,315
Adjusted to add:
Interest expense, net	65,101	62,814	56,237	53,361	237,513
Provision for (benefit from) income taxes	16,101	(23,355)	5,662	2,176	584
Depreciation and amortization	60,113	54,073	49,227	43,191	206,604

EBITDA (Non-GAAP)	$176,925	$111,664	$160,699	$176,728	$626,016

Adjusted to add (deduct):
Stock-based compensation expense	8,274	8,219	8,202	8,816	33,511
Acquisition, site closure, and idle facility expenses (1)	1,203	2,318	539	5,682	9,742
Restructuring and other charges	1,024	143	2,470	499	4,136
Loss on refinancing (2)	—	31,365	—	3,510	34,875
(Credit) charges related to legal matters, net	(390)	—	—	694	304
Asset impairment charges (3)	36	22,784	134	—	22,954
Foreign exchange (gain) loss	(8,256)	3,431	1,437	7,800	4,412
Increase (decrease) in tax receivable agreement liability	4,420	(20,808)	12,289	(2,333)	(6,432)
Other (4)	424	459	(10,568)	614	(9,071)

Adjusted EBITDA (Non-GAAP)	$183,660	$159,575	$175,202	$202,010	$720,447

Amneal Pharmaceuticals, Inc.

Non-GAAP Reconciliations

(unaudited, in thousands)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

Year Ended December 31, 2025
Net income	$127,933
Adjusted to add:
Interest expense, net	241,091
Provision for income taxes	11,276
Depreciation and amortization	223,572

EBITDA (Non-GAAP)	$603,872

Adjusted to add:
Stock-based compensation expense	31,823
Acquisition, site closure, and idle facility expenses (1)	5,301
Restructuring and other charges	4,208
Loss on refinancing (2)	31,365
Credit related to legal matters, net	(390)
Asset impairment charges (3)	23,022
Foreign exchange gain	(7,635)
Increase in tax receivable agreement liability	6,588
Other (4)	(9,739)

Adjusted EBITDA (Non-GAAP)	$688,415

Amneal Pharmaceuticals, Inc.

Non-GAAP Reconciliations

(unaudited)

Explanations for Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(1)

For all 2025 periods presented, acquisition, site closure, and idle facility expenses primarily included costs related to a planned facility closure and rent for vacated properties. Acquisition, site closure, and idle facility expenses for the three months ended March 31, 2026 (preliminary) primarily included acquisition costs associated with the announced acquisition of Kashiv BioSciences, LLC and rent for vacated properties.

(2)

For the three months ended September 30, 2025 and the year ended December 31, 2025, loss on refinancing was primarily comprised of debt issuance costs associated with the portion of the Term Loan Due 2028 that was modified as part of the Company’s debt refinancing on August 1, 2025.

(3)

For the three months ended September 30, 2025 and the year ended December 31, 2025, asset impairment charges were primarily related to a Specialty segment product right for which the Company significantly reduced the cash flow forecast after receipt of a complete response letter dated July 22, 2025 from the U.S. Food and Drug Administration regarding a supplemental new drug application.

(4)	For the three months and year ended December 31, 2025, the caption “other” primarily reflects a non-recurring, non-operating, non-cash gain.

Amneal Pharmaceuticals, Inc.

Non-GAAP Reconciliations

(unaudited, $ in thousands)

Reconciliation of Consolidated Adjusted Cost of Goods Sold, Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended March 31, 2026 (Preliminary)			Three Months Ended March 31, 2025
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Net revenue	$722,519	$—	$722,519	$695,420	$—	$695,420
Cost of goods sold (1)	402,406	(28,311)	374,095	439,529	(43,515)	396,014

Gross profit	$320,113	$28,311	$348,424	$255,891	$43,515	$299,406

Gross margin %	44.3%		48.2%	36.8%		43.1%

(1)

Adjustments for the three months ended March 31, 2026 (preliminary) and 2025, respectively, were comprised of stock-based compensation expense ($1.0 million and $0.9 million), amortization expense ($27.3 million and $42.5 million), and asset impairment charges (none and $0.1 million).